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                                                                    EXHIBIT 99.2

                           [FORM OF WRITTEN CONSENT]


                                INTERQUAL, INC.
              CONSENT OF HOLDERS OF INTERQUAL CLASS A COMMON STOCK
        FOR THE APPROVAL AND ADOPTION OF AMENDED AND RESTATED AGREEMENT
                           AND PLAN OF REORGANIZATION



    The undersigned stockholder of InterQual, Inc., a Delaware corporation ("InterQual"), with respect to all of the shares of Class A Common Stock, $1.00 par value ("InterQual Class A Common Stock") of which the undersigned was the record holder at the close of business on May 15, 1998 (the "Record Date"), by consent in writing hereby approves and adopts the Amended and Restated Agreement and Plan of Reorganization dated June 4, 1998 (the "Merger Agreement") entered into by and among InterQual, Access Health, Inc., a Delaware corporation ("Access Health"), and Access Acquisition Corp. 98A, a Delaware corporation ("Merger Sub"), pursuant to which InterQual would be acquired by Access Health by means of a merger of Merger Sub with and into InterQual, with InterQual being the surviving corporation and becoming a wholly-owned subsidiary of Access Health (the "Merger"), and the transactions contemplated thereby.



    By execution hereof, the undersigned acknowledges receipt of the accompanying Proxy Statement/ Prospectus and Notice and Consent Solicitation Statement dated June 10, 1998.


    This Consent is one of several consents, identical in form to this Consent, that are being signed by holders of record on the Record Date of issued and outstanding shares InterQual Class A Common Stock, all of which Consents taken together are intended to constitute action by stockholders of InterQual by consent in writing without a meeting pursuant to Section 228 of the Delaware General Corporation Law.

Signature of Stockholder: ____________
Print name of Stockholder: ___________

Shares held of record: ____________ shares of InterQual Class A Common Stock